UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2002

Graphic Packaging International Corporation
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-20704 (Commission File Number)	84-1208699 (IRS Employer Identification No.)

4455 Table Mountain Drive Golden, Colorado (Address of principal executive offices)	80403 (Zip Code)

Registrant’s telephone number, including area code: (303) 215-4600

Item 5.    Other Events and Regulation FD Disclosure.

Graphic Packaging International Corporation (the “Company”), through its subsidiary Graphic Packaging Corporation, is party to a packaging supply agreement with Coors Brewing Company (“Coors Brewing”) pursuant to which the Company provides Coors Brewing with most of its domestic needs for paperboard and label packaging. Under its original terms, the packaging supply agreement was due to expire on December 31, 2002. Pursuant to an amendment dated December 30, 2002, the term of the packaging supply agreement has been extended until March 31, 2003. A conformed copy of the amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company and management currently anticipate that, subject to finalization of terms and approval of the boards of directors of both the Company and Coors Brewing, a new packaging supply agreement by and between the Company and Coors Brewing will be executed prior to March 31, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

Not applicable

(b)  Pro Forma Financial Information.

Not applicable

(c)  Exhibits.

Exhibit no.	Description

99.1	Second Amendment to Supply Agreement, dated 12/30/2002, by and between Coors Brewing Company and Graphic Packaging Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

By:	/s/ Jill B. W. Sisson
Name: Title:	Jill B. W. Sisson, Esq. General Counsel, Secretary

Date: December 31, 2002